FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 23, 2005

                                   VoIP, Inc.
             (Exact name of registrant as specified in its charter)



        Texas                         000-28985                  75-2785941
------------------------         --------------------        -------------------
(State of Incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)


         12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330

           (Address of principal execute offices, including zip code)

                                 (954) 434-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01      Entry Into a Material Definitive Agreement

ITEM 3.03         Unregistered Sale of Equity Securities

         On February 23, 2005, VoIP, Inc. and its subsidiary eGlobalPhone, Inc. executed an Asset Purchase Agreement for the purchase of certain intellectual property rights associated with the trade names TALKTIME and TALKTIME.COM and issued a press release on such event. In exchange for the rights, the Registrant issued 100,000 shares of restricted common stock, warrants to purchase 400,000 shares at $1.70 per share, and agreed to pay $200,000 cash. The acquisition is not a material acquisition to Registrant, but Registrant believes it will provide a significant business opportunity when properly developed.

         Exhibit 99.1 hereto is being furnished, and shall not be deemed to be "filed," with the SEC. The information in Exhibit 99.1 shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01         Financial Statements and Exhibits

         10.6     - Asset Purchase Agreement dated February 23, 2005

         99.1     - Press Release

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 28, 2005              VoIP, INC.
                                        (Registrant)

                                        By: /s/ Steven Ivester
                                           -------------------------------------
                                           Steven Ivester
                                           President and Chief Executive Officer
















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                                  EXHIBIT INDEX

Exhibit #

         10.6     - Asset Purchase Agreement dated February 23, 2005

         99.1     - Press Release